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                                                                     EXHIBIT 8.1

                        WALLER LANSDEN DORTCH & DAVIS


                   A Professional Limited Liability Company
                            NASHVILLE CITY CENTER
                         511 UNION STREET, SUITE 2100
                            POST OFFICE BOX 198966
                       NASHVILLE, TENNESSEE 37219-8966
  Facsimiles                     (615) 244-6380          809 SOUTH MAIN STREET
(615) 244-6804                                               P. O. BOX 1035
(615) 244-5686                                           Columbia, TN 38402-1035
                                                              (615) 388-6031



                                August 26, 1997



Re:     BANCORPSOUTH, INC.
        BANCORPSOUTH CAPITAL TRUST I
        ONE MISSISSIPPI PLAZA
        TUPELO, MISSISSIPPI 38801

Ladies and Gentlemen:

        We have acted as special tax counsel to BancorpSouth, Inc., a Mississippi corporation (the "Company"), and BancorpSouth Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act of 1933, as amended (the "Securities Act") of up to $75,000,000 of the Trust's Capital Trust Pass-through Securities, Series A (the "Capital Securities"), and the Company's Junior Subordinated Debt Securities (the "Debt Securities") and the Guarantee of the Company with respect to the Capital Securities (the "Guarantee," and together with the Capital Securities and the Debt Securities, the "Securities"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), as filed by the Company and the Trust under the Securities Act with the Securities and Exchange Commission. In connection with such registration, you have requested our opinion that the Trust is classified as a grantor trust under the Internal Revenue Code of 1986, as amended (the "Code"), that the Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company, and that the statements set forth under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus constituting a part of the Registration Statement (the "Prospectus") fairly and accurately summarize the United States federal income tax consequences of the purchase, ownership and disposition of the Securities in all material respects. All capitalized terms in this opinion which are defined in the Registration Statement shall have the same respective meanings as set forth in the Registration Statement.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on August 22, 1997; (iii) the Declaration of Trust, dated August 22, 1997, among the Company, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative
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BancorpSouth, Inc.
BancorpSouth Capital Trust I
August 26, 1997
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Trustees named therein; (iv) the form of Amended and Restated Declaration of
Trust of the Trust (the "Declaration"), among Bankers Trust (Delaware), as Delaware trustee, and the Administrative Trustees named therein (in the form filed as an exhibit to the Registration Statement); (v) the form of the Capital Securities certificate (in the form filed as an exhibit to the Registration Statement); (vi) the form of the Junior Subordinated Indenture (the "Indenture") between the Company and Bankers Trust Company, as Indenture Trustee (in the form filed as an exhibit to the Registration Statement); (vii) the form of security for the Debentures (in the form filed as an exhibit to the Registration Statement); and (viii) the form of Guarantee Agreement between the Company and Bankers Trust Company, as Guarantee Trustee (in the form filed as an exhibit to the Registration Statement). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records, and made such investigations of fact and law, as we have deemed necessary or appropriate as a basis for the opinions set forth therein.

        In our examination, we have assumed the genuineness of all signatures (other than those on behalf of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed that the documents of which we have only examined a form will be executed and delivered by he Company in the form so examined. In making our examination of documents executed, or to be executed, by parties other than the Company, we have also assumed that such parties had, or will have (with respect to documents to be executed), the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of the Company and its officers and other representatives, and have assumed that such matters remain true and correct through the date hereof.

        Members of this firm are admitted to practice in the State of Tennessee and certain members of this Firm are admitted to practice in the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Tennessee and the State of New York, and the federal laws of the United States of America to the extent specifically referred to herein.

        On the basis of and in reliance of the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, under current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis):
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BancorpSouth, Inc.
BancorpSouth Capital Trust I
August 26, 1997
Page 3


                  (a) the Trust is and will be classified as a grantor trust and not as a partnership or an association taxable as a corporation;

                  (b) the Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company; and

                  (c) although the statements set forth under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities, such statements fairly and accurately summarize the United States federal income tax consequences of the purchase, ownership and disposition of the Securities in all material respects.

         The Trust's classification and taxation as a grantor trust depends upon the Trust's continued compliance with, and operation under, the terms of the Declaration (in the form filed as an exhibit to the Registration Statement). This Firm will not review the Trust's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the Trust will continue to satisfy the requirements under the Code for classification and taxation as a grantor trust.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus.

                                    Very truly yours,


                                    /s/ WALLER LANSDEN DORTCH & DAVIS,
                                    A PROFESSIONAL LIMITED LIABILITY COMPANY